UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________
FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 26, 2025
Date of Report (Date of earliest event reported)
________________________________________________________
QT Imaging Holdings, Inc.
(Exact name of Registrant as Specified in Charter)
________________________________________________________

Delaware	001-40839	86-1728920
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of principal executive offices, including Zip Code)
(650) 276-7040
(Registrant's telephone number, including area code)
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QTI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Definitive Material Agreement

Lynrock Lake Term Note

On February 26, 2025, QT Imaging Holdings, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) that provides a senior secured term loan (the “Lynrock Lake Term Loan”) with Lynrock Lake Master Fund LP (“Lynrock Lake”). The Credit Agreement is secured by a first priority lien on substantially all assets of the Company and its domestic subsidiaries, QT Imaging, Inc., a Delaware corporation (“QT Imaging”), and QT Ultrasounds Labs, Inc. (“QT Ultrasounds Labs” and together with QT Imaging, the “Guarantors”), a Delaware corporation, and provides for a term loan in the aggregate principal amount of $10,100,000 at an interest rate of 10.0% per annum, compounded quarterly by adding the amount thereof to the unpaid principal amount. The obligations of the Company under the Credit Agreement are guaranteed by each of the Guarantors. The maturity date of the Credit Agreement is March 31, 2027 (the “Maturity Date”). A portion of the proceeds is expected to be used to satisfy the Company’s outstanding obligations under the Cable Car Note (as defined below) and the Yorkville Note (as defined below).

The senior secured term loan shall be repaid on the Maturity Date in an amount equal to the aggregate principal amount outstanding, together with all accrued and unpaid principal and any outstanding and payable fees.

Subject to the payment of the Make-Whole Amount (as defined in the Credit Agreement), the Company may at any time prior to the Maturity Date optionally prepay the term loan, in full or in part, upon irrevocable written notice of three (3) business days prior to the proposed prepayment; provided that if such prepayment is to be funded with the proceeds of a refinancing or disposition, such notice of prepayment may be revoked if the financing or disposition is not consummated; provided further, that any such prepayment made in connection with, or in anticipation of, a Change of Control will also be subject to a prepayment premium equal to 20% of the amount of principal being prepaid (the “Prepayment Premium”). Partial prepayments of the term loan shall be in an aggregate principal amount of $250,000 or a whole multiple thereof.

Subject to the payment of the Make-Whole Amount (as defined in the Credit Agreement), at the option of Lynrock Lake, the Company will make mandatory repayments of the term loan upon the following occurrences:

•If on any date the Company or any of its subsidiaries will receive any cash proceeds from any Extraordinary Receipt (as defined in the Credit Agreement) in an amount equal to or exceeding $250,000 in the aggregate, the Company shall prepay the term loan within five (5) business days of receipt of such cash proceeds, in an amount equal to one hundred percent (100%) of the cash proceeds of such Extraordinary Receipt;

•If any indebtedness will be incurred by the Company or any subsidiary thereof (excluding any indebtedness that the Credit Agreement permits the Company to incur), an amount equal to 100% of the net cash proceeds thereof shall be applied on the date of incurrence or receipt toward the prepayment of the term loan;

•If on any date the Company or any of its subsidiaries will receive net cash proceeds in an amount equal to or exceeding (i) $250,000 in any single transaction or series of related transactions or (ii) $250,000 in the aggregate for all transactions during the term of the Credit Agreement from any Asset Sale (as defined in the Credit Agreement) or Recovery Event (as defined in the Credit Agreement) then the Company or such subsidiary shall prepay the term loan, on or prior to the date which is five (5) business days after the date of the realization or receipt by the Company or subsidiary in an amount equal to one hundred percent (100%) of such proceeds; and

•Subject to the payment of the Prepayment Premium in addition to the Make-Whole Amount, in the event that a Change of Control (as defined in the Credit Agreement) will occur, the Company shall prepay all of the outstanding term loan, on or prior to the date which is two (2) business days after the date of such Change of Control (as defined in the Credit Agreement).

There are no requirements to make any prepayment in the event that the Company sells any of its capital stock. In addition, at the option of Lynrock Lake, the Company shall also make mandatory repayments of the term loan on a monthly basis, no later than five (5) business days after the end of each month (provided that such date for payment is prior to the Maturity Date), if the Company or its subsidiaries receive payment of accounts receivable on or after January 1, 2026, in an amount equal to fifteen percent (15.0%) of the aggregate amount of payments of accounts receivable actually received during such prior month, net of any cost of collection incurred not in the ordinary course of business. No Make-Whole Amount or Prepayment Premium is due or payable on any such mandatory prepayment as a result of receipt of accounts receivable on or after January 1, 2026.

All mandatory prepayments will be accompanied by accrued and unpaid interest to the date of such prepayment on the amount prepaid.

The Credit Agreement contains customary affirmative and negative covenants. In connection with the Credit Agreement, the Company will be required to comply with two financial covenants. These financial covenants are (i) a minimum qualified cash covenant of $500,000, and (ii) a minimum shipments and associated revenue and accounts receivable covenant for each quarter with amounts of at least 80% of the forecasted amount in the Company’s previously announced distribution agreement. The Company is also required within twelve (12) months of the entry into the Credit Agreement (unless such time period is extended by Lynrock Lake in its reasonable discretion) to create, or cause to be created, a holding company structure reasonably satisfactory to Lynrock Lake.

The Credit Agreement also contains customary events of default, such as the failure to pay obligations when due, initiation of bankruptcy or insolvency proceedings, defaults on certain other indebtedness, change of control or breach of representations and warranties or covenants. Upon an event of default, Lynrock Lake may require the immediate payment of all amounts outstanding and foreclose on collateral.

Under the Credit Agreement, the Company has also provided Lynrock Lake with a right of first refusal to provide up to twenty-five percent (25%) of any additional indebtedness and/or the sale or issuance of any capital stock. Lynrock Lake shall have the right, but not the obligation, to participate in any such additional financing by the Company or its subsidiaries.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The representations, warranties and covenants contained in the Credit Agreement were made only for purposes of the Credit Agreement and as of the specific date (or dates) set forth therein and were solely for the benefit of the parties to the Credit Agreement and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Credit Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third‑party beneficiaries of the Credit Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Credit Agreement, which subsequent developments may not be fully reflected in the Company’s public disclosure.

Lynrock Lake Warrant

Furthermore, in connection with the Lynrock Lake Term Loan, the Company issued to Lynrock Lake, pursuant to the terms of a Warrant to Purchase Common Stock (the “Lynrock Lake Warrant”), warrants to purchase 61,000,000 shares of its common stock, par value $0.0001 (the “Common Stock”) at an exercise price of $0.40 per share. The Lynrock Lake Warrant is exercisable until February 26, 2035. Lynrock Lake may cashless exercise the Lynrock Lake Warrant. The Lynrock Lake Warrant is also subject to anti-dilution adjustments to the exercise price and the number of shares which may be purchased upon exercise of the Lynrock Lake Warrant in the event that the Company issues shares of Common Stock (or derivative securities) at a price that is either less than the $0.40 exercise price or the fair market value of a share of Common Stock from the immediately prior trading day.

Upon the written request of the beneficial owner of Lynrock Lake, the Company shall, within thirty (30) days thereafter, enter into a registration rights agreement with Lynrock Lake, which shall contain customary terms for the registration of the shares of Common Stock to be issued upon exercise of the Lynrock Lake Warrant.

A copy of the Lynrock Lake Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Lynrock Lake Warrant does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Extinguishment of Yorkville Note and Issuance of Warrant

As previously disclosed by the Company in a Current Report on Form 8-K filed on November 22, 2023 with the Securities and Exchange Commission (the “SEC”), on November 16, 2023, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”), pursuant to which Yorkville agreed, subject to the conditions therein, to purchase from the Company shares of its Common Stock for a value of up to $50,000,000 of which $10,000,000 was to be advanced by the Investor as evidenced by a promissory note (such advance, the “Pre-Paid Advance”). Furthermore, as previously disclosed by the Company in a Current Report on Form 8-K filed on March 5, 2024 with the SEC, the Company, as consideration for the Pre‑Paid Advance, on March 4, 2024 issued to Yorkville a promissory note (the “Yorkville Note”, and together with the SEPA, the “Yorkville Financing Documents”). The parties subsequently amended the Yorkville Financing Documents pursuant to that certain First

Amendment to the Yorkville Financing Documents, dated September 26, 2024 (the “First Amendment”), that certain Second Amendment, dated October 31, 2024 to the Yorkville Financing Documents (the “Second Amendment”), and that certain Third Amendment, dated January 9, 2025 (the “Third Amendment”), as previously disclosed in respective Current Reports on Form 8-K filed with the SEC on September 30, 2024, October 31, 2024, and January 10, 2025.

On February 26, 2025, the Company used a portion of the proceeds of the Lynrock Lake Term Loan to pay Yorkville an amount equal to $3,000,000 in cash and issued to Yorkville warrants to purchase 15,000,000 shares of its Common Stock at an exercise price of $0.40 per share pursuant to a Warrant to Purchase Common Stock (the “Yorkville Warrant”) to fully settle and discharge the Company’s obligations under the Yorkville Note and extinguish the Yorkville Note as having been fully performed. The Yorkville Warrant is exercisable until February 26, 2030. Yorkville may cashless exercise the Yorkville Warrant. The Yorkville Warrant is also subject to adjustments in the event that the Company’s Common Stock undergoes a split, reverse-split or similar event. Furthermore, the Yorkville Warrant has provided the holder with piggyback registration rights.

The Company and Yorkville also entered into that certain Termination Agreement, dated February 26, 2025 (the “Termination Agreement”), pursuant to which the parties acknowledged the termination of the SEPA and the other Yorkville Financing Documents, effective as of February 26, 2025, as result of all parties having performed their obligations owing thereunder. Notwithstanding the termination, all indemnification obligations of the Company and its subsidiaries set forth in the Yorkville Financing Documents shall survive the termination of the Yorkville Financing Documents and continue in full force and effect in accordance with the terms thereof

This Current Report provides a summary of the Yorkville Warrant and the Termination Agreement, the descriptions of which do not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement. Copies of the Yorkville Warrant and the Termination Letter are attached as Exhibit 4.1 and 10.2 hereto, respectively, and are incorporated by reference into this Current Report.

Extinguishment of Cable Car Note

As previously disclosed on Current Reports on Form 8-K filed with the SEC on March 5, 2024 and January 10, 2025, the Company entered into a Secured Convertible Note, dated March 4, 2024, with Funicular Funds, LP (“Cable Car”), providing for an original principal amount of $1,500,000, and subsequently amended on January 9, 2025, by an Omnibus Amendment (as amended, the “Cable Car Note”).

On February 26, 2025, the Company used a portion of the proceeds of the Lynrock Lake Term Loan to pay Cable Car an amount equal to the full principal, interest and fees amount of approximately $1,625,000 in cash to fully settle and discharge the Company’s obligations under the Cable Car Note and extinguish the Cable Car Note as having been fully performed.

Amendments to Promissory Notes

On February 26, 2025, the Company entered into (i) an Amendment (the “2023 Klock Note Amendment”) to the Sixth Amended and Restated Promissory Note, dated October 26, 2023 (the “2023 Klock Note”), and originally delivered by QT Imaging to The John Charles Klock Jr. and Cynthia L. Klock Trust U/A DTD 07/26/07 (the “Klock Trust”), (ii) a Third Amendment (the “2022 Klock Note Amendment”) to Reformed Convertible Promissory Note, dated September 1, 2022 (the “2022 Klock Note”), and originally delivered by QT Imaging to the Klock Trust, and (iii) an Amendment (the “Stanley Note Amendment”) to Convertible Promissory Note, dated March 2, 2022 (the “Stanley Note”, and together with the 2023 Klock Note and the 2022 Klock Note, the “Pre-Combination Notes”), originally delivered by QT Imaging to Richard J. and Barbara Stanley, joint tenants with a right of survivorship.

These Pre-Combination Notes were issued to their respective holders by QT Imaging prior to the closing of the Company’s business combination on March 4, 2024, at which time, the 2022 Klock Note and the 2023 Klock Note were assigned to and assumed by the Company, upon which the terms of the 2022 Klock Note and the 2023 Klock Note were modified in part to provide, amongst other things, that the 2022 Klock Note and the 2023 Klock Note would not be convertible into shares of the Company’s Common Stock and to remove the security interests and liens provided for by QT Imaging in the 2022 Klock Note. The Stanley Note was assigned to and assumed by the Company on February 26, 2025, on the same terms as the assignment and assumption of the 2022 Klock Note, pursuant to the Stanley Note Amendment, including to provide that the Stanley Note is not convertible into shares of the Company’s Common Stock and to remove the security interests and liens provided for by QT Imaging in the Stanley Note. In addition, the 2023 Klock Note Amendment, the 2022 Klock Note Amendment and the Stanley Note Amendment have extended the maturity date of each of the Pre-Combination Notes to October 21, 2027, and the aggregate principal amounts currently owing under the 2022 Klock Note, the 2023 Klock Note, and the Stanley Note are $2,643,725, $705,000, and $500,000, respectively.

This Current Report provides a summary of the 2023 Klock Note Amendment, the 2023 Klock Note, the 2022 Klock Note Amendment, the 2022 Klock Note, the Stanley Note Amendment, and the Stanley Note Amendment, the descriptions of which do not purport to be complete and is qualified in its entirety by the terms and conditions of such agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01, regarding the Lynrock Lake Warrant and the Yorkville Warrant, of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On February 27, 2025, the Company issued a press release announcing the Lynrock Lake Term Loan.

A copy of the press release issued by the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.
Item 9.01     Financial Statements and Exhibits.
(d)Exhibits:

Exhibit No.	Description
4.1	Warrant to Purchase Common Stock, dated February 26, 2025, by and between QT Imaging Holdings, Inc. and Lynrock Lake Master Fund, LP
4.2	Warrant to Purchase Common Stock, dated February 26, 2025, by and between QT Imaging Holdings, Inc. and YA II PN, Ltd.
10.1	Credit Agreement, dated February 26, 2025, by and between QT Imaging Holdings, Inc. and Lynrock Lake Master Fund, LP
10.2	Termination Agreement, dated February 26, 2025, by and between QT Imaging Holdings, Inc. and YA II PN, Ltd.
99.1	Press Release, dated February 27, 2025
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 28, 2025	QT Imaging Holdings, Inc.
		By:	/s/ Raluca Dinu
		Name:	Raluca Dinu
		Title:	Chief Executive Officer